SCHEDULE 14A
               Information Required in Proxy Statement
                      SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934
                          (AMENDMENT NO. )

Filed by the Registrant:                             [X]
Filed by a Party other than the Registrant:  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        LILLY INDUSTRIES, INC.
          (Name Of Registrant As Specified In Its Charter)

             (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
[X]      No Fee Required
[ ]      Fee computed on table below per Exchange Act Rules 14a-
         6(i)(4) and 0-11.
         (1)     Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
         (2)     Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 [set forth the amount on which the filing fee is calculated and state how it was determined]:

                 --------------------------------------------------------------
         (4)     Proposed  maximum  aggregate  value of transactions:

                 --------------------------------------------------------------
         (5)     Total fee paid:

                 --------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid: ___________
         (2)      Form, Schedule or Registration Statement No.: _________
         (3)      Filing Party: _________
         (4)      Date Filed: ___________

                                                                  March 20, 1997




Dear Shareholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held on Thursday, April 24, 1997 at 10:00 A.M., local time. The meeting will be at the Indiana Convention Center & RCA Dome, Rooms 101 and 102, 100 South Capitol Avenue, Indianapolis, Indiana.

         This letter is accompanied by a notice of meeting and proxy statement which describe the business to be acted upon. In addition to the business items, there will be a report on the progress of the Company and an opportunity for questions.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

                                                      Sincerely,



                                                      /s/ Douglas W. Huemme
                                                      Douglas W. Huemme
                                                      Chairman, President and
                                                        Chief Executive Officer

                             LILLY INDUSTRIES, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            To Be Held April 24, 1997



         The Annual Meeting of Shareholders of Lilly Industries, Inc., an Indiana corporation (the "Company"), will be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 on Thursday, April 24, 1997 at 10:00 A.M., local time, for the following purposes:

         1.       To elect ten directors.

         2. To approve a proposed amendment of the Company's 1992 Stock Option Plan to increase the shares reserved by one million.

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has established the close of business on February 24, 1997 as the record date for determining shareholders entitled to notice of and to vote at the meeting.




                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Kenneth L. Mills, Asst. Secretary

March 20, 1997




                             YOUR VOTE IS IMPORTANT
                     Even if you plan to attend the meeting,
                 we urge you to mark, sign and date the enclosed
             proxy and return it promptly in the enclosed envelope.

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Lilly Industries, Inc., an Indiana corporation (the "Company"), 733 South West Street, Indianapolis, Indiana 46225, for use at the Annual Meeting of Shareholders to be held on April 24, 1997 and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about March 20, 1997.

         All shares represented by the enclosed proxy will be voted at the meeting in accordance with the instructions given by the shareholder. If no instruction is given, the shares will be voted for the election of director nominees as listed in this Proxy Statement and for adoption of the amendment of the 1992 Stock Option Plan as described in the Proxy Statement. If any other business comes before the meeting, the shares will be voted in favor of the action recommended by the Board of Directors and in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it, by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

         The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         Ten directors will be elected at the meeting. The holders of Class A Stock will elect four directors and the holders of Class B Stock will elect six directors. Each director will serve until the next annual meeting or until his successor is elected and qualified. All of the nominees listed below, excluding Norma J. Oman and Robert A. Taylor, are current directors whose present terms of office will expire upon completion of the election at the meeting. Norma J. Oman and Robert A. Taylor have been nominated to replace H. J. (Jack) Baker and Richard A. Steele who are retiring from the Board of Directors effective with the annual meeting on April 24, 1997. Unless authorization is withheld, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors.

         Directors will be elected by a plurality of the votes cast for nominees by the holders of Class A Stock and Class B Stock at the Annual Meeting of Shareholders at which a quorum is present. "Plurality" means that the director nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy card to vote against one or more of the nominees will be considered as not voted.

         James M. Cornelius, John D. Peterson, Thomas E. Reilly, Jr. and Van P. Smith are nominees for election as directors by holders of the Class A Stock; and William C. Dorris, Paul K. Gaston, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman and Robert A. Taylor are nominees for election as directors by holders of the Class B Stock.

         The name, principal occupation and certain other information concerning each nominee for election as a director are set forth below.

Name and Principal Occupation                     Certain Other Information
-----------------------------                -----------------------------------
JAMES M. CORNELIUS                           Mr.  Cornelius,   53,  has  been  a
  Chairman of the Board of                   director of the Company since 1996.
  Directors,                                 He has been  Chairman  of the Board
  Guidant Corporation                        of Directors of Guidant Corporation
                                             since 1994.  He was Vice  President
                                             of  Finance  and  Chief   Financial
                                             Officer  of Eli Lilly  and  Company
                                             from  prior to 1992 to 1995.  He is
                                             also   a   director    of   Guidant
                                             Corporation,  American  United Life
                                             Insurance  Company and the National
                                             Bank of Indianapolis.

WILLIAM C. DORRIS                            Mr. Dorris, 54, has been a director
  Vice President,                            of the Company  since 1989.  He has
  Corporate Development,                     been  Vice   President,   Corporate
  Lilly Industries, Inc.                     Development  of the  Company  since
                                             1994. He was General Manager of the
                                             Company's  High Point Division from
                                             prior  to  1992  to  1994,  of  the
                                             Company's  Templeton  Division from
                                             prior  to 1992  to 1994  and of the
                                             Company's Dallas Division from 1993
                                             to 1994.

PAUL K. GASTON                               Mr. Gaston, 63, has been a director
  Retired Chairman of                        of the Company  since 1996.  He has
Guardsman Products, Inc.                     been a  consultant  since 1996.  He
and Partner of Warner,                       was Chairman of Guardsman Products,
Norcross and Judd LLP                        Inc.  from  1994 to 1996.  He was a
                                             partner  of  Warner,  Norcross  and
                                             Judd LLP, attorneys,  from prior to
                                             1992 to 1993 and  Managing  Partner
                                             from  prior to 1992 to 1992.  He is
                                             also a director of Kysor Industrial
                                             Corporation.

DOUGLAS W. HUEMME                            Mr. Huemme, 55, has been a director
  Chairman, President and                    of  the  Company  since  1990.  Mr.
  Chief Executive Officer,                   Huemme has been Chairman, President
  Lilly Industries, Inc.                     and Chief Executive  Officer of the
                                             Company  since  1991.  He is also a
                                             director    of    First     Indiana
                                             Corporation and The Somerset Group,
                                             Inc.

HARRY MORRISON, Ph.D.                        Dr.   Morrison,   59,  has  been  a
  Dean of the School                         director of the Company since 1995.
  of Science,                                He has been  Dean of the  School of
  Purdue University                          Science of Purdue  University since
                                             1992.  He was Head of the Chemistry
                                             Department  of  Purdue   University
                                             from  prior  to 1992 to 1992  and a
                                             chemical   consultant   for:  Great
                                             Lakes Chemical Corporation (1991 to
                                             1993) and American Cyanamid (1993).

NORMA J. OMAN                                Mrs. Oman, 49, is a new nominee for
  President and Chief                        director  of the  Company.  She has
  Executive Officer,                         been President and Chief  Executive
  Meridian Mutual Insurance                  Officer    of    Meridian    Mutual
  Company and Meridian                       Insurance   Company  and   Meridian
  Insurance Group, Inc.                      Insurance  Group,  Inc. since prior
                                             to 1992.  She is also a director of
                                             Meridian Mutual Insurance  Company,
                                             Meridian  Insurance Group, Inc. and
                                             Bank One, Indianapolis.

Name and Principal Occupation                     Certain Other Information
-----------------------------                -----------------------------------
JOHN D. PETERSON                             Mr.   Peterson,   63,  has  been  a
  Chairman,                                  director of the Company since 1964.
  City Securities Corporation                He  has  been   Chairman   of  City
                                             Securities Corporation,  securities
                                             dealer,  since prior to 1992. He is
                                             also  a  director  of  Duke  Realty
                                             Investments,   Inc.   and   Capital
                                             Industries, Inc.

THOMAS E. REILLY, JR.
  Chairman and Chief                         Mr. Reilly, 57, has been a director
  Executive Officer,                         of the Company  since 1981.  He has
  Reilly Industries, Inc.                    been  Chairman and Chief  Executive
                                             Officer of Reilly Industries, Inc.,
                                             diversified chemical  manufacturing
                                             firm,  since  prior to 1992.  He is
                                             also a  director  of First  Chicago
                                             NBD Corporation.

VAN P. SMITH                                 Mr. Smith,  68, has been a director
  Chairman,                                  of the Company  since 1985.  He has
  Ontario Corporation                        been     Chairman     of    Ontario
                                             Corporation,   Muncie,  Indiana,  a
                                             manufacturing  and service  company
                                             providing a variety of products and
                                             services   to  the   semiconductor,
                                             testing   laboratory  and  computer
                                             software industries, since prior to
                                             1992.  He is  also  a  director  of
                                             CINergy  Corporation,  PSI  Energy,
                                             Inc.,   Meridian  Mutual  Insurance
                                             Company  and   Meridian   Insurance
                                             Group, Inc.

ROBERT A. TAYLOR                             Mr.  Taylor,  43, is a new  nominee
  Executive Vice President                   for director of the Company. He has
  and Chief Operating                        been  Executive  Vice President and
  Officer,                                   Chief  Operating   Officer  of  the
  Lilly Industries, Inc.                     Company  since  February,  1997. He
                                             was  Vice   President  and  General
                                             Manager,   Wood   Coatings  of  the
                                             Company  from 1994 to 1997.  He was
                                             Vice   President,   Specialty   and
                                             Container    Coatings    of    AKZO
                                             Coatings,  Inc.  from 1992 to 1994.
                                             He was Managing Director, Southeast
                                             Asia of AKZO  Coatings,  Inc.  from
                                             prior to 1992 to 1992.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. YOUR VOTE IS IMPORTANT.

Committees of the Board of Directors and Compensation of Directors

         Among other committees, the Board of Directors of the Company has a Compensation Committee, a Policy and Nominating Committee, an Audit Committee and a Technology Committee.

         The Compensation Committee, which held two meetings during the Company's fiscal year ended November 30, 1996, formulates and presents to the Board of Directors for its consideration recommendations as to the Chairman's compensation, determines the aggregate amount to be paid as employee bonuses by the Company and its subsidiaries, and determines the aggregate and individual base salaries and bonuses to be paid to officers of the Company. Van P. Smith (Chairman), H. J. Baker, and Thomas E. Reilly, Jr. are the current members of the Compensation Committee.

         The Policy and Nominating Committee, which held three meetings during the Company's fiscal year ended November 30, 1996, determines various policies, and identifies and presents candidates as potential members of the Company's Board of Directors. Richard A. Steele (Chairman), John D. Peterson, Thomas E. Reilly, Jr., and Van P. Smith are the current members of the Policy and Nominating Committee.

         The Audit Committee, which held two meetings during the Company's fiscal year ended November 30, 1996, is responsible for recommending to the Board the independent auditors, for reviewing the scope and the results of the audits made by the independent auditors, for overseeing the adequacy of internal controls, and for reviewing and approving fees paid to the independent auditors. Richard A. Steele (Chairman), James M. Cornelius, John D. Peterson, and Thomas
E. Reilly, Jr. are the current members of the Audit Committee.

         The Technology Committee, which held two meetings during the Company's fiscal year ended November 30, 1996, reviews and evaluates existing and potential technologies of the Company. Harry Morrison, Ph.D. (Chairman), William
C. Dorris, and Thomas E. Reilly, Jr. are the current members of the Technology Committee.

         The Board of Directors held seven meetings during the Company's fiscal year ended November 30, 1996. No incumbent director attended fewer than 75% of the aggregate of such meetings of the Board and meetings of committees of which he was a member at the time of the meeting.

         Directors who are also employees of the Company receive no director fees. Non-employee directors received for the fiscal year ended November 30, 1996 an annual retainer of $10,000 (except for the chairman of the Audit Committee, Policy and Nominating Committee, Technology Committee, and Compensation Committee who each received an additional annual retainer of

$1,000) and $1,000 for each meeting of the Board or Board committee attended.

         The Lilly Industries, Inc. 1991 Director Stock Option Plan (the "Directors Plan") provides for the granting of non-qualified options for up to a maximum of 23,625 shares of Class A Stock per calendar year and provides automatically for the grant of options for 2,363 shares of Class A Stock to each non-employee director on the date of each annual meeting of the shareholders, beginning with the 1992 Annual Meeting. The Directors Plan is intended to be substantially self-administering.

         The Company has reserved 198,442 shares of Class A Stock for issuance upon exercise of options to be granted under the Directors Plan. As of February 24, 1997 there were options for an aggregate of 53,954 shares of Class A Stock outstanding.

         Options for 16,538 shares, at an exercise price of $5.19 per share, were granted in 1991. Options for 14,178 shares, at an exercise price of $8.68 per share, were granted in 1992. Options for 14,178 shares, at an exercise price of $10.83 per share, were granted in 1993. Options for 14,178 shares, at an exercise price of $17.17 per share, were granted in 1994. Options for 16,541 shares, at an exercise price of $14.06 per share, were granted in 1995. Options for 16,541 shares, at an exercise price of $14.69 per share, and options for 1,968 shares, at an exercise price of $15.13 per share, were granted in 1996. Options granted under the Directors Plan will generally become exercisable on the first anniversary of the date upon which they were granted. Each option terminates five years after its grant date.

         Options for 18,904 shares under the Directors Plan were exercised in fiscal year 1996 at prices per share ranging from $5.19 to $14.06.


                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table lists, as of February 24, 1997 (unless otherwise noted), the beneficial ownership of shares of Class A Stock and Class B Stock for each current director, each nominee for director, each executive officer named in the Summary Compensation Table, all current directors and executive officers as a group, and each shareholder known by the Company to be the owner of more than five percent of the outstanding shares of Class A Stock or Class B Stock. Unless otherwise indicated each shareholder has sole investment and voting power with respect to the shares indicated.

                                                   Class A Stock                          Class B Stock
                                      ------------------------------------       -------------------------------
                                           Shares                                   Shares
                                        Beneficially               Percent       Beneficially          Percent
Name of Beneficial Owner                    Owned                 of Class           Owned             Of Class
------------------------              ---------------             --------       ------------          ---------
H. J. (Jack) Baker                       13,468   (1)                 *                   0                 *
James M. Cornelius                        4,000                       *                   0                 *
William C. Dorris                        39,041   (2)                 *              17,025                4.7%
Paul K. Gaston                           10,000                       *                   0                 *
Douglas W. Huemme                       216,340   (3)                 *              36,000                9.9%
Harry Morrison, Ph.D                      2,363   (4)                 *                   0                 *
Norma J. Oman                                 0                       *                   0                 *
John D. Peterson                        163,271   (5)                 *                   0                 *
Thomas E. Reilly, Jr                     38,935   (6)                 *                   0                 *
Van P. Smith                             13,468   (7)                 *                   0                 *
Richard A. Steele                        27,187   (8)                 *                   0                 *
Robert A. Taylor                         16,646   (9)                 *               6,038                1.7%
Larry H. Dalton                          22,656  (10)                 *              27,855                7.7%
A. Barry Melnkovic                          420                       *                   0                 *
Kenneth L. Mills                         15,967  (11)                 *              21,376                5.9%
All current directors                   583,762                      2.6%           108,294               29.8%
  and executive officers
  as a group (14 persons)
Neuberger & Berman, LLC               1,341,650  (12)                6.0%                 0                 *
  605 Third Avenue
  New York, NY  10158
Quest Advisory Corp.                  1,324,642  (12)                5.9%                 0                 *
  1414 Avenue of the Americas
  New York, NY   10019
Ned L. Fox                               25,259  (13)                 *              27,283                7.5%
Bill D. Hawkins                          21,427  (14)                 *              21,775                6.0%
Gary D. Missildine                       24,609  (15)                 *              21,498                5.9%

---------------------------------

*        Represents less than one percent of class of outstanding shares.

(1) Includes 2,363 shares of Class A Stock which Mr. Baker has the right to acquire pursuant to currently exercisable stock options.

(2) Does not include 834 shares of Class A Stock which Mr. Dorris' wife holds as custodian for their minor child. Mr. Dorris disclaims beneficial ownership of those 834 Shares. Includes 30,291 shares of Class A Stock which Mr. Dorris has the right to acquire pursuant to currently exercisable stock options.

(3) Includes 203,814 shares of Class A Stock which Mr. Huemme has the right to acquire pursuant to currently exercisable stock options.

(4) Includes 2,363 shares of Class A Stock which Dr. Morrison has the right to acquire pursuant to currently exercisable stock options.

(5) Includes 54,018 shares held in an investment account at City Securities Corporation. Mr. Peterson owns more than 10% of the equity of City Securities Corporation. Does not include 34,548 shares of Class A Stock owned of record and beneficially by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of those 34,548 shares. Includes 14,449 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of a GST Investment Share Trust for benefit of Mr. Peterson and 34,298 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of two GST Investment Share Trusts for benefit of Mr. Peterson's two sisters. Includes 7,089 shares of Class A Stock which Mr. Peterson has the right to acquire pursuant to currently exercisable stock options.

(6) Does not include 5,071 shares of Class A Stock which Mr. Reilly's wife holds as custodian for one of their children. Mr. Reilly disclaims beneficial ownership of those 5,071 shares. Includes 7,089 shares of Class A Stock which Mr. Reilly has the right to acquire pursuant to currently exercisable stock options.

(7) Includes 4,726 shares of Class A Stock which Mr. Smith has the right to acquire pursuant to currently exercisable stock options.

(8) Includes 7,089 shares of Class A Stock which Mr. Steele has the right to acquire pursuant to currently exercisable stock options.

(9) Includes 4,000 shares of Class A Stock which Mr. Taylor has the right to acquire pursuant to currently exercisable stock options.

(10) Includes 18,125 shares of Class A Stock which Mr. Dalton has the right to acquire pursuant to currently exercisable stock options.

(11) Includes 15,580 shares of Class A Stock which Mr. Mills has the right to acquire pursuant to currently exercisable stock options.

(12)     Based on SEC Schedule 13G as of December 31, 1996.

(13) Includes 14,375 shares of Class A Stock which Mr. Fox has the right to acquire pursuant to currently exercisable stock options.

(14) Includes 1,500 shares of Class A Stock which Mr. Hawkins has the right to acquire pursuant to currently exercisable stock options.

(15) Includes 11,125 shares of Class A Stock which Mr. Missildine has the right to acquire pursuant to currently exercisable stock options.



                               PROPOSAL NUMBER TWO

                     AMENDMENT OF THE 1992 STOCK OPTION PLAN
                           TO INCREASE SHARES RESERVED


         On January 10, 1997, the Board of Directors authorized the amendment of the Lilly Industries, Inc. 1992 Stock Option Plan (the "Plan"), subject to approval by the shareholders, to permit the reservation of an additional one million shares of Class A Common Stock upon the exercise of options to be granted under the Plan between the date of shareholder approval and January 31, 2002. A total of 1,549,399 option shares have been granted under the Plan as of February 24, 1997. The maximum number of shares currently reserved for stock grants under the Plan is 1,771,875. The amendment will increase the number of shares reserved or available for stock option grants by 1,000,000 shares to a total of 2,771,875 shares.

Summary of the Plan

         On January 31, 1992, the Board of Directors of the Company adopted the Plan to replace the Company's 1982 Stock Option Plan which expired for purposes of granting new stock options on December 31, 1991. The Company reserved up to 1,771,875 shares, adjusted for stock dividends and stock splits, of Class A Stock for option grants under the Plan. Shareholders approved adoption of the Plan on April 23, 1992. The Plan is effective until January 31, 2002 for purposes of granting options. The closing price of a share of Class A Stock on the New York Stock Exchange on February 24, 1997 was $19.88.

         The purpose of the Plan is to provide to officers and other key employees a favorable opportunity to acquire shares of Class A Stock, and thereby increase their incentive to work for the success of the Company and better enable the Company to attract and retain capable executive personnel. The Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Company) and options that do not so qualify (non-qualified stock options).

         The Plan is administered, construed and interpreted by a committee consisting of at least three members of the Board of Directors (the "Stock Option Committee"). The Stock Option Committee selects the individuals to whom options will be granted and determines (a) the time of grant, (b) the number of shares of Class A Stock to be covered by each option, (c) the exercise (or option) price, (d) the period within which the option may be exercised, (e) whether the options will carry reload options, (f) the extent to which the option (or related reload option) is an incentive stock option or non-qualified stock option, (g) the extent to which stock appreciation rights are awarded with an option, and (h) any other terms and conditions of the options granted.

         Shares issued under the Plan are authorized but unissued shares of the Company. In the event of corporate changes affecting the Company's outstanding shares of stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Stock Option Committee will make appropriate adjustments in the number and kind of shares reserved under the Plan and in the exercise price under, and the number and kind of shares covered by, outstanding options granted under the Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the Plan.

         One or more options may be granted to officers (including officers who are members of the Board of Directors) and other key employees of the Company and its subsidiaries who are materially responsible for the management or operation of the business of the Company. The Stock Option Committee will determine the exercise price of each option granted under the 1992 Option Plan, provided that the exercise price of an incentive stock option may not be less than the fair market value of the Company's Class A Stock on the date on which the option is granted. Incentive stock options granted to any holder of more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price no less than 110% of fair market value of the stock at date of grant. No option may have a term longer than ten years and one day from the date of grant. However, under the Internal Revenue Code (the "IRC"), incentive stock options may not have terms in excess of ten years. Incentive stock options granted to any holder of more than 10% of the combined voting power of all classes of stock of the Company may not have terms in excess of five years.

         The exercise price must be paid at the time of exercise in cash or by tendering whole shares of Class A Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price. Under certain circumstances, the Plan permits optionees to effect a so-called "cashless exercise" by delivering a notice of exercise to their broker together with irrevocable instructions to deliver to the Company the total exercise price in cash and, if desired, the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Company. Options may be exercisable in full at any time during their term or in installments of at least 100 shares, on a cumulative basis, as the Stock Option Committee may determine. No option may be exercised during the first six months after its grant date.

         If an Optionee ceases to be an employee of the Company, any option granted to him will generally terminate, except as specifically provided in his stock option agreement. The Stock Option Committee will determine, and provide in an optionee's stock option agreement, appropriate exercise periods following the retirement, death or permanent and total disability of the optionee. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of an optionee, options may be exercised only by him or his guardian or legal representative.

         The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1992 Option Plan may not exceed $100,000. This limitation does not apply to non-qualified stock options. To the extent any incentive stock options becoming exercisable during a calendar year exceed this limitation, they will be automatically converted to non-qualified stock options.

         In the discretion of the Stock Option Committee, any option may be accompanied by a "Reload Option". If an optionee's option agreement so provides, a Reload Option will be granted to an optionee who pays for exercise of all or part of an option with shares of Class A Stock. The Reload Option represents an additional option to acquire the same number of shares of Class A Stock as used by the optionee to exercise the original option. The Stock Option Committee will determine whether the Reload Option is an incentive stock option or a non-qualified stock option. If the original option was non-qualified, the Reload Option must be also. The exercise price per share of a Reload Option will generally be the fair market value of a share of Class A Stock as of the date of exercise of the original option. The Committee may grant more than one Reload Option with respect to any one option.

         The Stock Option Committee may grant stock appreciation rights ("SAR's") in tandem with the grant of any option under the Plan. An SAR entitles the holder thereof to receive, upon the surrender of the related option(or portion thereof), an amount payable in Class A Stock and/or cash, as determined by the Stock Option Committee, equal to the excess of the fair market value of the shares of Class A Stock subject to such option (or portion thereof) over the exercise price of such shares. The Stock Option Committee may limit the payment upon exercise of an SAR to less than the amount of such excess. If an SAR is exercised, its related stock option automatically terminates.

         The Stock Option Committee may provide that a grantee of a non-qualified stock option, following exercise thereof, will be paid a portion of the tax benefit to be realized by the Company attributable to the federal income tax deduction resulting from such exercise. The Committee may decide to do this to offset the disadvantages for tax purposes to the grantee of a non-qualified option relative to an incentive stock option.

         The Stock Option Committee may determine, and provide in an optionee's stock option agreement, that, in the event of a change of control of the Company, and subject to the provisions of the Plan, outstanding options that are not otherwise exercisable will become immediately exercisable. The effect of such change of control provisions which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Company. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Company, and shareholders may thus be deprived of an opportunity to sell their shares at a favorable price. In determining whether to grant options that become exercisable upon a change of control, the Stock Option Committee will consider (a) whether this deterrent effect could be significant, and (b) to the extent this provision could operate to accelerate benefits under stock options awarded in the future, whether the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh the possible disadvantages.

         The Board of Directors may amend the Plan from time to time, and, with the consent of the optionee, the terms and provisions of his option; provided, however, that (a) no amendment may, without the consent of an optionee, make any changes in any outstanding option that would adversely affect the rights of the optionee, and (b) without approval of the holders of at least a majority of the shares of the Company entitled to vote thereon, no amendment may materially (i) increase the benefits accruing to optionees,
(ii)  increase the number of  securities  that are issuable  under the Plan,  or
(iii) modify requirements as to eligibility for Plan participation. The Board of Directors of the Company may terminate the Plan at any time. In any event, no options may be granted under the Stock Option Plan after January 31, 2002.

         Under current tax laws, the grant of incentive and non-qualified stock options will have no federal tax consequences to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability, the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee.

         The recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the exercise price. A like amount is generally deductible by the Company for federal income tax proposes as of that date, as long as the Company withholds federal income tax with respect to that taxable amount.

         At the time an SAR is granted, an optionee will recognize no taxable income and there will be no tax consequences to the Company. The optionee will recognize taxable income at the time the SAR is exercised in an amount equal to the amount of cash and the fair market value of the shares of Class A Stock received upon such exercise. The income recognized on exercise of an SAR will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction with respect to the exercise of an SAR in an amount equal to the amount of ordinary income recognized by the optionee upon such exercise.

Shares Granted and Reserved

         A total of 1,549,399 option shares have been granted under the Plan as of February 24, 1997. The maximum number of shares currently reserved for stock grants under the Plan is 1,771,875. With adoption of the proposed amendment, the maximum number of shares reserved or available for issuance under the Plan will be increased to 2,771,875.

Required Vote

         The proposed amendment of the Company's 1992 Stock Option Plan to increase the shares reserved by one million requires the affirmative vote of holders of a majority of the outstanding shares of Class A Stock and Class B Stock, voting as separate voting groups. Abstentions from voting and broker non-votes will have the practical effect of voting against the proposed amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN. YOUR VOTE IS IMPORTANT.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

         The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors. The Committee formulates and presents to the Board of Directors recommendations as to the Chairman's compensation and base salaries for all officers of the Company, the aggregate amount to be paid as employee bonuses by the Company and the aggregate and individual bonuses to be paid to officers of the Company. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan. The following report of the Compensation Committee discusses the application of the Compensation Committee's policies to the annual and long-term compensation of the Company's executive officers for fiscal 1996.

         The objective of the Company's executive compensation program is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of the Company.

Executive Officers' Compensation

         For fiscal 1996 compensation for the Company's executive officers consisted of base salary, annual cash bonuses, stock options, supplemental executive retirement plans, and various broad based employee benefits, including pension plans and contributions under employee stock purchase and 401(k) plans.

         Base salary levels for the Company's executive officers are competitively set relative to companies in peer businesses. In determining salaries, the Committee also takes into account individual experience and performance.

         The Company's annual bonus plan is intended to provide a direct cash incentive to executive officers and other key employees to maximize the Company's profitability. At the beginning of each fiscal year, financial performance objectives are targeted for the Company and individual business units which become the basis for determining annual bonuses. If the Company and/or business units achieve their target performance, then participants receive an established target bonus. The amount of bonus will increase or decrease by specified percentage within an established range based upon actual performance compared to target performance. In the case of the Chief Executive Officer the performance factor most heavily weighted in determining the bonus is earnings per share. The bonuses for 1996 were determined in December, 1996 based upon fiscal year-end financial results.

Stock Options

         Through its stock option program, the Company seeks to enable its executive officers and other key employees to develop and maintain a long-term ownership position in the Company's common stock, thereby creating a direct and strong link between executive pay and shareholder return. The Committee considers stock options to be an important portion of compensation tied to performance and a strong incentive for increasing shareholder value over the long term. In granting stock options, the Stock Option Committee took into account the number of options granted in prior years, the practices of other peer companies, reviewed surveys, and considered the executives' level of compensation and past contributions to the Company. On January 12, 1996 and April 18, 1996 the Stock Option Committee granted the incentive stock options reflected in the tables that follow.

Compensation Committee and
Stock Option Committee

Van P. Smith, Chairman
H. J. Baker
Thomas E. Reilly, Jr.



                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION


         Douglas W. Huemme, the Company's Chairman, President and Chief Executive Officer serves as a director of The Somerset Group, Inc. Mr. Robert H. McKinney, who retired as a director of the Company in April, 1996, is the Chairman of The Somerset Group, Inc. Mr. Huemme became a member of the Compensation Committee of The Somerset Group, Inc. in 1994.

                       COMPENSATION OF EXECUTIVE OFFICERS

         Shown below is information concerning the annual and long-term compensation for services to the Company performed during the fiscal years indicated of those persons who were at November 30, 1996 the chief executive officer and the other four most highly compensated executive officers.



                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation:
                                                                                     Shares Underlying
                                            Fiscal     Annual Compensation             Stock Options                 All Other
Name and Principal Position                 Year       Salary         Bonus              Granted                  Compensation (1)
------------------------                    -----      --------------------          -----------------         -------------------
Douglas W. Huemme                           1996        $375,000        $400,000                15,000                $115,322
  Chairman, President and                   1995         372,083         280,000                     0                  90,549
  Chief Executive Officer                   1994         335,385         310,000               161,250                   7,290

William C. Dorris                           1996         156,923         200,000                15,000                  17,115
  Vice President, Corporate                 1995         144,167          85,000                 5,000                  10,185
  Development                               1994         122,769          75,000                 4,500                   4,095

Larry H. Dalton                             1996         142,788         170,000                15,000                  15,967
  Vice President, Operations                1995(2)      120,000          85,000                 4,500                  11,146
  and Manufacturing

Kenneth L. Mills                            1996         111,346         125,000                10,000                  10,800
  Corporate Accounting                      1995         104,875           32,00                 3,500                  10,521
  Director and Assistant Secretary          1994          98,385          40,000                 3,000                   3,441

A. Barry Melnkovic                          1996(3)       71,539          75,000                 2,000                   1,900
  Vice President, Human
  Resources
-------------------------

1 All Other Compensation is comprised of matching Company contributions on behalf of the employees to the Employees Stock Purchase Plan, the 401(k) Plan, the 401(k) Replacement Plan, and a portion of Company payments for group term life insurance premiums. These four types of All Other Compensation for fiscal year 1996 are respectively detailed by employee as follows: Douglas W. Huemme--$2,000, $9,000, $37,500 and $1,900; William C. Dorris--$2,000, $9,000, $5,515 and $600; Larry H.
         Dalton--$2,000,$9,000,  $4,667  and  $300;  Kenneth  L.  Mills--$2,000,
         $8,600, $0 and $200; and A. Barry Melnkovic--$692,$1,108,  $0 and $100.
         Additionally, for Mr. Huemme only, All Other Compensation also includes $64,922 as reimbursement of split-dollar life insurance premiums.

2        Mr. Dalton was appointed as an executive officer in 1995.

3        Mr. Melnkovic was appointed as an executive officer in April, 1996.

                               STOCK OPTION GRANTS

         The following table provides details regarding stock options granted to the named executive officers in fiscal 1996. In addition there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and the overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.


                         FISCAL 1996 STOCK OPTION GRANTS


                                                                                                Potential
                                      Percent of                                             Realizable Value
                         Number       Total Options                                           Assuming Annual
                         of Shares    Granted to                                              Rates of Stock
                         Underlying   Employees        Exercise                             Price Appreciation
                         Options      in Fiscal        Price Per       Expiration            for Option Term
Name                     Granted (1)  1996              Share            Date                5%             10%
----------------         -----------  ---------       ---------        ---------          -------        ----------
Douglas W. Huemme         15,000        5.2%            $12.56           01/12/01           $52,055        $115,018
William C. Dorris         15,000        5.2%             12.56           01/12/01            52,055         115,018
Larry H. Dalton           15,000        5.2%             12.56           01/12/01            52,055         115,018
Kenneth L. Mills          10,000        3.5%             12.56           01/12/01            34,703          76,679
A. Barry Melnkovic         2,000         .7%             14.69           04/18/01             8,118          17,936

(1) Stock options granted to the named executive officers during fiscal 1996 consisted of both qualified and non-qualified options. For options granted to D. W. Huemme, W. C. Dorris, L. H. Dalton and K. L. Mills one-third of these options become exercisable on each of January 12, 1998, 1999 and 2000. For options granted to A. B. Melnkovic one-third of these options become exercisable on each of April 18, 1998, 1999 and 2000. The purchase price of shares subject to these options may be paid in cash or by exchanging shares at fair market value. For non-qualified stock options granted, the grantee will be reimbursed for federal income taxes resulting from exercise in an amount equal to the Company's federal tax benefit.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows stock option exercises by named executive officers during fiscal 1996, including the aggregate value realized by such officers on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1996. Also reported are the values for "in-the-money" options
(options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.



                          1996 STOCK OPTION EXERCISES,
              OUTSTANDING GRANTS AND VALUE AS OF NOVEMBER 30, 1996

                                                             Number of
                                                         shares Underlying                 Value of
                                                            Unexercised                   Unexercised
                                             Value           Options at                   In-the-Money
                                             Realized         11/30/96                     Options at
                       Shares                at                       Unexer-              11/30/96 (3)
                       Acquired on           Exercise      Exer-      cisable          Exer-         Unexer-
Name                   Exercise              Date (1)     cisable      (2)             cisable       cisable (2)
----------------       ----------            --------    --------    -------        ----------      ------------
Douglas W. Huemme        12,326             $106,723      203,814      78,750       $1,762,166        $479,738
William C. Dorris             0                    0       30,291      20,834          297,232         121,802
Larry H. Dalton          12,000               61,440       18,125      20,500          164,429         119,945
Kenneth L. Mills            412                3,988       15,580      14,333          145,087          84,451
A. Barry Melnkovic            0                    0            0       2,000                0           7,620

(1) Aggregate market value of shares acquired less the aggregate price paid by executive.

(2) The shares represented could not be acquired by the respective executive as of November 30, 1996.

(3) Amount reflecting gains on outstanding options are based on the November 30, 1996 closing NYSE stock price which was $18.50 per share.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares annual changes in cumulative total return to shareholders on the Company's Common Stock against the cumulative total return as measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's Chemical Composite Index. The comparisons are for a period of five fiscal years ended November 30, 1996.

[Graph omitted]

               Comparison of Five-year Cumulative Total Return*

Dollar Value November 30      1991      1992      1993      1994      1995      1996
------------------------------------------------------------------------------------
Lilly Common                  $100      $184      $289      $263      $264      $384
S&P 500                       $100      $115      $123      $121      $161      $202
S&P Chemical                  $100      $113      $121      $134      $171      $232

* Assumes $100 was invested on November 30, 1991 in Lilly Industries, Inc. Common Stock and each index. Also, assumes reinvestment of all dividends.

                                  PENSION PLANS

         Retirement benefits are provided by the Company and its subsidiaries under non-contributory defined benefit pension plans, all of which are qualified under Section 401 of the Internal Revenue Code ("Code"). Effective December 1, 1994, the defined benefit pension plan in which executive officers (including D.
W. Huemme, W. C. Dorris, L. H. Dalton and K. L. Mills) of the Company participate was amended to freeze years of service at November 30, 1994. Monthly pension benefits under this plan are based on length of service at November 30, 1994 and average monthly earnings for the 60 consecutive months producing the highest average during employment. The earnings covered by the Company's pension plans include cash salary, wages and bonuses actually paid, plus Company contributions made on behalf of the participants pursuant to the Employees Stock Purchase Plan of the Company and any amounts deferred or redirected by participants under any cash or deferred arrangement and salary reduction plans maintained by the Company under Section 401(k) and Section 125 of the Code. Such compensation for executive officers does not vary substantially from the cash compensation reported in the summary compensation table.

         The Code limits compensation amounts used to calculate retirement benefits to $160,000 and also limits the annual benefits that may be paid from the Company's tax qualified plans (Section 415 limit) to $125,000. The Code also places a $9,500 limit on annual contributions by an employee to the Company's 401(k) plans, and in addition imposes a combined limitation when an employee is covered by both types of plans. However, effective January 1, 1996 the Company adopted a supplemental replacement plan that will make payments to certain executive officers (including D. W. Huemme, W. C. Dorris, L. H. Dalton and K. L. Mills) in an amount equal to the difference, if any, between the benefits that would have been payable under the defined benefit pension plan and 401(k) plans without regard to the limitations imposed by the Code and the actual benefits payable under such plans as so limited.

         The estimated annual retirement benefits presented on a straight-life annuity basis payable at the normal retirement age of 65 under the defined benefit pension plan to persons in specified remuneration and years-of-service classifications are as follows (benefits listed in the table are not subject to any further offset):


Assumed Average
Earnings During Five                            Years of Service at November 30, 1994
Consecutive Years
Producing Highest Average                 5             10               15           20              25
------------------------------------------------------------------------------------------------------------

           $100,000                    $ 6,250        $12,500          $18,750       $25,000         $31,250
            200,000                     12,500         25,000           37,500        50,000          62,500
            300,000                     18,750         37,500           56,250        75,000          93,750
            400,000                     25,000         50,000           75,000       100,000         125,000
            500,000                     31,250         62,500           93,750       125,000         156,250
            600,000                     37,500         75,000          112,500       150,000         187,500
            700,000                     43,750         87,500          131,250       175,000         218,750
            800,000                     50,000        100,000          150,000       200,000         250,000



           The years of service credited to the following executive officers of the Company on November 30, 1994 under the pension plan in which they participate are as follows: Douglas W. Huemme--4.5; William C. Dorris--23.8; Larry H. Dalton--11.5; and Kenneth L. Mills--17.0.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

           The Company maintains two executive retirement plans providing supplemental benefits in the event of disability, retirement, or death. The Board of Directors has retained the right to terminate, modify or reduce any benefits payable under the plans with the exception that it may not amend or terminate the plans to affect vested benefits.

         Executive Retirement Plan Adopted 1989: Under the executive retirement plan adopted in 1989, supplemental retirement benefits are provided for key employees in senior management positions (including D. W. Huemme, W. C. Dorris,
L. H. Dalton, and K. L. Mills). Annual retirement benefits are $15,000, $20,000, $25,000 or $50,000 (depending upon the responsibilities and duties of the position held by the participant) for a period of 15 years after retirement. The participant must remain continuously employed by the Company in their current position or in a more senior management position until retirement. Benefits are payable monthly.

           If a participant becomes disabled prior to retiring from the Company, it is anticipated that the participant will receive monthly disability payments equal to the monthly retirement benefits the participant would have received under the retirement provisions of the plan for 15 years after the participant is determined to be disabled. If a participant dies prior to retiring from the Company, the participant's estate or designated beneficiary receives death benefit payments for 15 years. If a participant who is receiving disability or retirement benefits dies, the participant's estate or designated beneficiaries are entitled to receive the balance of the participant's benefits monthly.

         Estimated annual benefits payable upon normal retirement for the following executive officers of the Company are: D. W. Huemme--$50,000; W. C. Dorris--$25,000; L. H. Dalton--$20,000; and K. L. Mills--$15,000. Estimated
annual benefits payable upon normal retirement for all current employee participants (excluding executive officers) as a group are $65,000.

         Executive Retirement Plan Adopted January 1, 1996: An executive retirement plan adopted on January 1, 1996 provides for annual retirement benefits for certain officers (including D. W. Huemme, W. C. Dorris, L. H. Dalton and K. L. Mills) of the Company payable at age 65 over the remaining life of the participant. Retirement benefits are based on years of service and pay which is defined as average annual base salary and incentive bonus for the three consecutive years producing the highest average. A participant reaching age 62 with 22 years of service is fully vested and will receive an annual retirement benefit equal to 55% of his pay reduced by other retirement benefits provided by the Company (i.e., benefits from the defined benefit pension plan, the executive retirement plan adopted in 1989, the supplemental replacement plan and certain Company contributions to 401(k) plans). Mr. Huemme's retirement benefits under the plan are also reduced by any benefits received from his former employer, Whittaker Corporation.

         The vesting schedule for the plan is as follows:


                             Years of              Vesting
              Age             Service             Percentage
              ---            --------             ----------

              53                13                   10%
              54                14                   20%
              55                15                   30%
              56                16                   40%
              57                17                   50%
              58                18                   60%
              59                19                   70%
              60                20                   80%
              61                21                   90%
              62                22                  100%


         Years of service as of November 30, 1996 for executive officers participating in this plan are: D. W. Huemme--20; W. C. Dorris--25; L. H. Dalton--13; K. L. Mills--19. Mr. Huemme's years of service include his employment tenure with Whittaker Corporation.

           If a participant becomes disabled prior to retiring from the Company, that participant will receive benefits based on pay at the date of disability and years of service had the participant's employment continued to age 65. If a participant dies before retiring from the Company, but after age 55, a benefit is payable to the participant's spouse equal to 50% of normal retirement benefits based on pay at date of death and years of service assuming employment continued to age 65, or date of death if later.

           If a participant competes with the Company, violates any trade secrets or breaches any confidence of the Company, either before or after termination or after retirement, the participant will forfeit all rights to any benefits under this plan.

                        EMPLOYMENT TERMINATION AGREEMENTS

           Two executive officers, William C. Dorris, and Kenneth L. Mills, have Termination Benefits Agreements providing for payment of severance benefits equal to one year's salary and benefits if the Company undergoes a change in control within the ten-year term of the Agreement (commencing December 1, 1990) and if, within three years after such change in control, any such executive is terminated without "cause" or resigns for "good reason", as those terms are defined in the Agreement.


                      OUTSTANDING SHARES AND VOTING RIGHTS

           Shareholders of record on February 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any adjournment thereof. On that date 22,436,059 shares of the Company's Class A Stock and 363,527 shares of the Company's Class B Stock were outstanding, each share (except the 16,589 shares of Class A Stock held by the Employees Stock Purchase
Plan) being entitled to one vote with respect to every matter submitted to a vote of the shares of that class.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

           The Company has selected the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for its fiscal year ending November 30, 1997. Ernst & Young LLP has served in that capacity since 1956. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

           Proposals of shareholders intended to be presented at the Annual Meeting to be held in April, 1998 must be received by the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 18, 1997.


                                  ANNUAL REPORT

           The Annual Report for the Company's fiscal year ended November 30, 1996 was separately mailed to shareholders on February 26, 1997. The Annual Report is not a part of the proxy soliciting material. Insofar as any of the information in this Proxy Statement has been furnished by persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                        P
                                        R
                                        O
                                        X
                                        Y

                      LILLY INDUSTRIES, INC. CLASS A STOCK

         Proxy Solicited on Behalf of the Board of Directors for Annual
                             Meeting April 24, 1997

The undersigned appoints Thomas E. Reilly, Jr. and Van P. Smith, or either of them, with full power of substitution, as proxies to vote all shares of Class A Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102, at 10:00 a.m., local time, and at any adjournment of the meeting, on the following matters:

1.       Election of Directors:

         James M. Cornelius, John D. Peterson, Thomas E. Reilly, Jr., Van P. Smith.

2. Proposal to amend the 1992 Stock Option Plan as provided in the Proxy Statement.

3. In their discretion upon such other business as may come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but if you do not specify a choice the shares will be voted for all proposals. The Proxies cannot vote your shares unless you sign and return this Card.
                                                            SEE REVERSE
                                                               SIDE






                                   DETACH CARD

[X] Please mark your         SHARES IN YOUR NAME REINVESTMENT SHARES
    votes as in this
    example.


                   FOR  WITHHELD                        FOR   AGAINST    ABSTAIN
1.  Election of                     2. Amend 1992 Stock
    Directors                          Option Plan
    (see reverse)                     (see reverse)


For, except vote withheld from the following nominee(s):


-------------------------------------------







SIGNATURE(S) __________________________________________         DATE ___________


SIGNATURE(S) __________________________________________         DATE ___________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        P
                                        R
                                        O
                                        X
                                        Y

                      LILLY INDUSTRIES, INC. CLASS B STOCK

         Proxy Solicited on Behalf of the Board of Directors for Annual
                             Meeting April 24, 1997

The undersigned appoints Douglas W. Huemme and William C. Dorris, or either of them, with full power of substitution, as proxies to vote all shares of Class B Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102, at 10:00 a.m., local time, and at any adjournment of the meeting, on the following matters:

1.       Election of Directors:

         William C. Dorris, Paul K. Gaston, Douglas W. Huemme,
         Harry Morrison, Ph.D., Norma J.  Oman, Robert A. Taylor.

2. Proposal to amend the 1992 Stock Option Plan as provided in the Proxy Statement.

3. In their discretion upon such other business as may come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but if you do not specify a choice the shares will be voted for all proposals. The Proxies cannot vote your shares unless you sign and return this Card.

                                                             SEE REVERSE
                                                                 SIDE







                                   DETACH CARD

[X] Please mark your         SHARES IN YOUR NAME REINVESTMENT SHARES
    votes as in this
    example.


                   FOR  WITHHELD                        FOR   AGAINST    ABSTAIN
1.  Election of                     2. Amend 1992 Stock
    Directors                          Option Plan
    (see reverse)                     (see reverse)


For, except vote withheld from the following nominee(s):


-------------------------------------------






SIGNATURE(S) __________________________________________         DATE ___________


SIGNATURE(S) __________________________________________         DATE ___________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                        APPENDIX

                               First Amendment to
                             Lilly Industries, Inc.
                             1992 STOCK OPTION PLAN


         1. Paragraph 4 of the Lilly Industries, Inc. ("Lilly") 1992 Stock Option Plan (the "Stock Option Plan") is amended and restated in its entirety to read as follows:

                  4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan two million seven hundred seventy one thousand eight hundred seventy five (2,771,875) shares of Class A Stock, without par value, of the Corporation, which may be authorized but unissued shares of the Corporation. Subject to Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.

         2. This First Amendment to the Stock Option Plan shall become effective when it shall have been approved by the requisite vote of the holders of the Class A Stock and Class B Stock as set forth in the Proxy Statement of Lilly for its annual meeting of shareholders to be held on April 24, 1997.

         3. All other terms and provisions of the Plan shall remain in full force and effect.